Exhibit 10(xxi)

Schedule A

SECOND AMENDMENT TO THE

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

OF

NDCHEALTH CORPORATION

THIS AMENDMENT to the Retirement Plan for Non-Employee Directors of NDCHealth Corporation (the “Plan”) is made and executed this 23rd day of March, 2004 by the Board of Directors of NDCHealth Corporation (the “Board”).

The Board hereby amends the Plan as follows:

1. Section 1.1 of the Plan is amended by adding the following additional sentence at the end thereof:

“Notwithstanding the above, the Annual Director’s Fee taken into consideration under this Plan for purposes of calculating the Retirement Income of an Outside Director shall not exceed $60,000 payable in any combination of cash compensation and Company common stock granted to the Outside Director.

2. Section 1.6 of the Plan shall be deleted in its entirety and replaced with the following:

“1.6 Committee. The Compensation Committee of the Board of Directors of the Company which shall have primary responsibility for administering the Plan under Article 6.”

3. Section 1.7 of the Plan shall be deleted in its entirety and replaced with the following:

“1.7 Company. Company shall mean, prior to November 1, 2001, National Data Corporation and, on and after November 1, 2001, NDCHealth Corporation (a Delaware Corporation) and its successors and assigns which adopt this Plan.”

4. Section 1.14 of the Plan shall be deleted in its entirety and replaced with the following:

“1.14 Plan. The Retirement Plan for Non-Employee Directors of NDCHealth Corporation, as amended from time to time.”

5. Section 6.1 of the Plan shall be deleted in its entirety and replaced with the following:

“6.1 Committee. The members of the Compensation Committee of the Board of Directors of the Company shall constitute the Committee.”

6. Section 6.1(a) of the Plan shall be deleted in its entirety and replaced with the following:

“(a) Actions. The Committee shall act pursuant to policies and procedures established by the head of the Committee. Any member of the Committee may sign communications and execute documents on its behalf and may delegate other duties and responsibilities as it considers to be in the best interest of the Plan.”

7. Except as amended as provided above, the Plan shall continue in full force and effect.

The above Second Amendment to the Retirement Plan for Non-Employee Directors of NDCHealth Corporation was duly adopted by the Board of Directors on March 23, 2004 and shall be effective on such date.

/s/ J. Veronica Biggins /s/ Neil Williams /s/ James F. McDonald	/s/ Terri A. Deal /s/ Jeffrey Koplan /s/ Steven J. Shulman
/s/ Laurie Glimcher